UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 6, 2005

THERMADYNE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22378	74-2482571
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri		63017
(Address of principal executive offices)		(Zip Code)

(636) 728-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                                          Termination of a Material Definitive Agreement.

On December 6, 2005, David L. Dyckman informed Thermadyne Holdings Corporation (the “Company”) that he intends to resign his positions as Executive Vice President and Chief Financial Officer effective December 22, 2005.  On that date, Mr. Dyckman’s Executive Employment Agreement with the Company dated December 15, 2005 will terminate.

For a brief description of the material terms of Mr. Dyckman’s Executive Employment Agreement with the Company, please refer to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2005.  The description of Mr. Dyckman’s Executive Employment Agreement is qualified in its entirety by the Executive Employment Agreement that is filed as Exhibit 10 to such current report.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As noted above, on December 6, 2005, Mr. Dyckman notified the Company that he intends to resign his positions as Executive Vice President and Chief Financial Officer of the Company effective December 22, 2005.  Mr. Dyckman has informed the Company that he resigned to pursue another opportunity, and his resignation was not the result of any disagreements with the Company.

The Company believes that it has a strong finance team in place to oversee accounting and finance matters.  The Company has commenced a search for a new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 12, 2005

THERMADYNE HOLDINGS CORPORATION

		By:	/s/ Paul D. Melnuk
		Name:	Paul D. Melnuk
		Title:	President and Chief Executive Officer